EXHIBIT 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-54688 and No. 33-00417 of The Gap, Inc. on Form S-8 of our report dated May 28, 2004, appearing in this Annual Report on Form 11-K of GapShare for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

June 25, 2004